                                                                    EXHIBIT 10.4

                       LOOMIS INDEMNITY TRUST AGREEMENT


          AGREEMENT AND DECLARATION OF TRUST, dated as of January 24, 1997 by and among Loomis, Fargo & Co., a Delaware corporation ("Loomis Fargo"), the Loomis Stockholders Trust, a Delaware business trust ("Loomis Stockholders Trust"), and Frederick B. Hegi, Jr. (the "Original Trustee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, pursuant to a Contribution Agreement (the "Contribution Agreement") dated as of November 28, 1996, by and among Borg-Warner Security Corporation, a Delaware corporation, Wells Fargo Armored Service Corporation, a Delaware corporation and wholly-owned subsidiary of Borg-Warner ("Wells Fargo"), Loomis Holding Corporation, a Delaware corporation ("Loomis"), Loomis Fargo (formerly known as Loomis-Wells Corporation), Loomis Armored Inc., a Texas corporation and wholly-owned subsidiary of Loomis ("Loomis Armored"), and the Loomis Stockholders Trust, the armored transport businesses of Loomis Armored and Wells Fargo are to be combined in a transaction intended to satisfy the requirements of (S) 351 of the Code; and

          WHEREAS, the Loomis Stockholders Trust may have certain liabilities and/or expenses as a result of certain indemnification or payment obligations under the Contribution Agreement (the "Indemnity Claims"); and

          WHEREAS, the Contribution Agreement contemplates that Loomis Fargo shall convey to the Trustee hereunder cash in the amount specified in the Contribution Agreement to pay such of the Indemnity Claims as may become ascertained, due and payable; and

          WHEREAS, the Contribution Agreement contemplates that the Loomis Stockholders Trust pay directly the Indemnity Claims which become due and payable in excess of the Trust Fund (as hereinafter defined) and that the Loomis Stockholders Trust will be entitled to receive the Trust Fund to the extent that it exceeds the aggregate Indemnity Claims which have become due and payable and have been paid;

          NOW, THEREFORE, in consideration of the premises and other valuable consideration, and subject to the terms and provisions contained in this Trust Agreement, it is hereby agreed as follows:
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                                  ARTICLE I.

                             NAME AND DEFINITIONS

          1.01   NAME.  This trust shall be known as the Loomis Indemnity Trust.

          1.02 TERMS DEFINED IN THE RECITALS. When used in this Trust Agreement, terms defined in the recitals hereto have the meanings ascribed therein.

          1.03 TERMS DEFINED IN THE CONTRIBUTION AGREEMENT. When used in this Trust Agreement (including the recitals hereto), terms defined in the Contribution Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Contribution Agreement.

          1.04 ADDITIONAL TERMS DEFINED. For purposes of this Trust Agreement the following words and expressions shall have the following meanings and usages:

                 (a)  "Asserted Claims":  those of the Indemnity Claims that
                       ---------------
have been reported by the Loomis Stockholders Trust to the Trustee after the Closing pursuant to Section 4.01, as claims requiring payment pursuant to this Trust Agreement, and any fees, charges or expenses incurred by the Loomis Stockholders Trust in determining the amount thereof, including litigation and settlement costs, if any.

                 (b)  "Beneficiaries":  collectively, the Class I Beneficiary
                       -------------
and the Class II Beneficiary.

                 (c)  "Class I Beneficiary":  Loomis Fargo.
                       -------------------

                 (d)  "Class II Beneficiary":  Loomis Stockholders Trust.
                       --------------------

                 (e)  "Closing":  the closing of the Loomis Fargo Consolidation
                       -------
pursuant to Section 10.1 of the Contribution Agreement.

                 (f)  "Code": the Internal Revenue Code of 1986, as amended
                       ----
from time to time. Any reference to a section of the Code shall be deemed to refer as well to any subsequent provision of law enacted in its place, and shall be deemed to include all Treasury Regulations promulgated under the Code interpreting or applying that section.

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                 (g)  "Expense Reserve":  at any given time, an amount of the
                       ---------------
Trust Fund equal to the sum of (i) such amount as the Trustee shall then reasonably deem necessary to satisfy all claims, expenses, charges, liabilities and obligations of the Trust, including, without limitation, the Asserted Claims, plus (ii) such amount as the Trustee would reasonably estimate to be necessary to meet the expenses of terminating the Trust at such time. For purposes of determining the Expense Reserve, necessary expenses of the Trust shall not include any expenses resulting from the Trustee's own recklessness or its own intentional or willful and wanton misconduct resulting in private gain.

                 (h)  "Initial Contribution":  the amount required to be
                       --------------------
delivered to the Trustee at the Closing pursuant to Section 2.01 of this Trust Agreement.

                 (i)  "Loomis Affiliates": Loomis Fargo, Loomis, Loomis Armored
                       -----------------
 and any corporation or other entity successor to any one or more of them.

                 (j)  "Loomis Excess Payment":  $4.7 million.
                       ---------------------

                 (k)  "Loomis Fargo Consolidation": the transaction contemplated
                       --------------------------
by the Contribution Agreement.

                 (l)  "Notice":  the tangible expression of a communication
                       ------
sent, an instruction or direction given, or an action taken, pursuant to this Trust Agreement. A Notice shall be effective only if it conforms to the requirements of Section 12.05.

                 (m)  "Termination Date":  the date upon which the Trust
                       ----------------
terminates pursuant to Section 3.01.

                 (n)  "Trust":  the separate trust held under this Trust
                       -----
Agreement.

                 (o)  "Trust Agreement":  this Trust Agreement, as amended from
                       ---------------
time to time.

                 (p)  "Trust Fund":  all property (principal plus accrued,
                       ----------
accumulated and undistributed income) that, at any particular time, belongs to the Trust.

                 (q)  "Trust Term":  the period from the date of the Closing
                       ----------
though and including the Termination Date.

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                 (r)  "Trustee":  each Trustee and all Trustees (including the
                       -------
 Original Trustee) serving under this Trust Agreement at any particular time.

          1.05 GENDER AND NUMBER. Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, words importing the singular number shall include the plural number and vice versa and words importing persons shall include firms, associations, corporations and other entities.

          1.06 SUBDIVISION REFERENCES. Except as is otherwise specifically provided, references herein to Sections and other subdivisions refer to the corresponding Sections and other subdivisions of this Trust Agreement.

          1.07 TITLES. The Article titles and Section headings in this Trust Agreement are included solely for purposes of identification, and are not be used to construe any provision contained in this Trust Agreement or for any other purpose.


                                  ARTICLE II.

                INITIAL FUNDING AND UNDERTAKINGS OF THE TRUSTEE

          2.01 INITIAL FUNDING. At the Closing, Loomis Fargo shall contribute the Loomis Excess Payment to the capital of Loomis, and Loomis shall transfer, assign and deliver to the Trustee, and the Trustee shall receive and accept, cash in the amount of the Loomis Excess Payment, representing the Initial Contribution to the Trust.

          2.02 UNDERTAKINGS OF THE TRUSTEES. Upon receipt of the Initial Contribution, (i) the Trustee shall hold such funds, and any additional property received by the Trustee pursuant to the Contribution Agreement or this Trust Agreement, in a separate trust in accordance with the provisions of this Trust Agreement, and (ii) except as may be limited by applicable law, the Trustee, as instructed by the manager of the Loomis Stockholders Trust pursuant to Section 4.01, shall make distributions to the Class I Beneficiary sufficient to pay those claims, liabilities and obligations of the Loomis Affiliates with respect to which an Indemnity Claim may be made against the Loomis Stockholders Trust pursuant to the Contribution Agreement, including, without limitation, the Asserted Claims.

          2.03 OWNERSHIP AND CONTROL OF TRUST FUND. Except as expressly provided hereunder, no Beneficiary (as defined in Section 1.04(b)) shall have title or right to, or possession, management or control of the Trust Fund. The whole title to all of the Trust

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Fund shall be vested in the Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to it under this Trust Agreement.


                                 ARTICLE III.

                       DURATION AND TERMINATION OF TRUST

          3.01 DURATION. Subject to the overriding provisions of Section 3.02, the Trust shall terminate upon the earlier to occur of:

                 (a)  July 24, 1999;

                 (b) subject to Section 4.04, the earliest time at which the value of the assets in the Trust Fund does not exceed the amount of the Expense Reserve.

          3.02 RULE AGAINST PERPETUITIES. Notwithstanding any other provision of this Trust Agreement, and particularly notwithstanding the provisions of
Section 3.01, the Trust shall terminate, if it shall not have previously terminated, one (1) day before the twentieth (20th) anniversary of the Closing Date.

          3.03 TERMINATION BY BENEFICIARIES. The Trust may not be revoked or terminated at any time prior to the Termination Date by the Beneficiaries and/or the Trustee.

          3.04 CONTINUANCE OF TRUST FOR WINDING UP. After the Termination Date, and solely for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until its duties have been fully performed. For purposes of winding up the Trust, the Trustee shall pay out any Asserted Claims that were submitted prior to the Termination Date and expenses that were incurred prior to liquidation of the Trust, to the extent that assets in the Trust Fund are sufficient for such purpose (taking into account any payments requested by the Trustee pursuant to Section 4.04).

                                  ARTICLE IV.

                       ADMINISTRATION OF THE TRUST FUND

          4.01 NOTIFICATION OF CLAIMS. The Loomis Stockholders Trust shall promptly notify the Trustee in writing of Asserted Claims which the Manager of the Loomis Stockholders Trust determines to be valid.

          4.02 PAYMENT OF CLAIMS, EXPENSES AND LIABILITIES. The Trustee shall pay from the Trust Fund all claims, expenses, charges, liabilities and obligations of the Trust, as contemplated by this Trust Agreement and as required by law. The Trustee shall pay Asserted Claims, or portions thereof, in accordance with the instructions of the Manager of the Loomis Stockholders Trust, promptly but in any event within ten business days following receipt by the Trustee of the notice required by Section 4.01.

          4.03 ACCUMULATION OF NET INCOME. Except as provided below, the Trustee shall accumulate all of the net income of the Trust Fund not utilized for the payment of Trust liabilities and expenses pursuant to Section 4.02 and shall add such accumulated income to the principal of the Trust Fund from time to time. As promptly as practicable after the Trustee determines, pursuant to
Article V hereof, the taxable income allocable to a Beneficiary with respect to a period, the Trustee shall distribute to such Beneficiary 40% of the taxable income of the Trust allocable to such Beneficiary (a "Tax Distribution"). In the event that there is a final determination pursuant to action by a tax authority that such taxable income was properly taxable to another Beneficiary, the Beneficiary which received the Tax Distribution shall promptly pay the Tax Distribution for the applicable period to the other Beneficiary.

          4.04 COLLECTION FOR EXPENSES. If at any time the amount of the then Expense Reserve exceeds the value of the Trust Fund, the Class II Beneficiary shall promptly pay to the Trustee as much or all of the excess as the Trustee shall request.

          4.05 FINAL DISTRIBUTION. Upon the Termination Date and after having given effect to Section 3.04, (i) the Trustee shall distribute the balance of the Trust Fund (if any) to the Class II Beneficiary, and (ii) the Class II Beneficiary shall assume any and all liabilities and obligations of the Trustee with respect to the Indemnity Claims.

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                                  ARTICLE V.

                                  TAX MATTERS

          5.01 INCOME TAX STATUS. The Trust is intended to be treated as a liquidating trust pursuant to Treasury Regulation (S) 301.7701-4(d) and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Internal Revenue Code owned by the Class I Beneficiary as grantor. Any items of income, deduction, credit or loss of the Trust shall be allocated to the Class I Beneficiary for federal income tax purposes. The Trustee is authorized to take any action that may be necessary or appropriate to minimize any potential tax liability of the Beneficiaries arising out of the operations of the Trust.

          5.02 TAX RETURNS AND REPORTS. In accordance with (S) 1.671-4(a) of the Treasury Regulations, the Trustee will file with the IRS annual information tax returns (Form 1041), as provided in this Section. Items of income, deduction and credit attributable to the Trust will not be reported on the Form 1041. Instead, the Trustee will attach to the Form 1041 a separate statement showing the items of income, deduction and credit attributable to the Trust and detailing the allocation of such items to the Class I Beneficiary. Within thirty (30) days after the end of each calendar year, the Trustee shall cause to be prepared and mailed to the Class I Beneficiary such information with respect to the Trust as shall be necessary for the Class I Beneficiary to complete and file its federal, state and local income and other tax returns.

          5.03   WITHHOLDING.  Notwithstanding the preceding provisions of this
Article V, the Trustee may withhold from any amount distributable from the Trust at any time to any person such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges which have been or may be imposed on such person or upon the Trust with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for in this Trust Agreement, whenever such withholding is determined by the Trustee, in the Trustee's sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

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                                  ARTICLE VI.

                   POWERS OF AND LIMITATIONS ON THE TRUSTEE

          6.01 LIMITATIONS ON TRUSTEE. The Trustee shall not at any time, on behalf of the Trust or the Beneficiaries, enter into or engage in any trade or business, and no part of the Trust Fund shall be used or disposed of by the Trustee in furtherance of any trade or business. The Trustee shall be restricted to receiving the Initial Contribution, collecting income from the Trust Fund, discharging Asserted Claims, bringing suit or defending any suit against the Trust or the Trustee on behalf of the Trust, and exercising such other powers and duties as are specified elsewhere in this Trust Agreement, including, without limitation, the duties specified in Section 6.03, for the purposes of carrying out the terms of this Trust Agreement.

          6.02 LIMITATIONS ON INVESTMENTS. The Trustee shall invest the Initial Contribution and other funds received by it as Trustee or otherwise held in the Trust Fund only in (a) short-term marketable direct obligations of, or guaranteed as to principal and interest by, the United States government or any agency thereof; (b) commercial paper of one or more corporations having a credit rating of at least "A"; or (c) insured demand deposit accounts or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders' equity or equivalent capital of not less than One Billion Dollars ($1,000,000,000), at the then best generally available rates of interest for like amounts and like periods; provided, however, that the maturities of any of the foregoing shall not exceed one (1) year from the date of such investment.

          6.03 SPECIFIC POWERS OF TRUSTEE. Subject to the limitations contained in this Trust Agreement, the Trustee shall have, in addition to any powers conferred by any other provision of this Trust Agreement, the power to take any and all actions as, in the sole discretion of the Trustee, are necessary or advisable to effectuate the purpose of the Trust, including the following specific powers:

                 (a) To retain all or any assets constituting part of the Trust Fund, to hold legal title to property of the Trust in the name of the Trust, to invest or reinvest funds of the Trust only as provided in Section
     6.02 and to cause such investments of any part of the Trust Fund to be registered and held in its name, as Trustee, or in the names of nominees.

                 (b) To maintain appropriate books and records relating to the Trust and the Trust Fund detailing the acts and transactions of the Trustee.

                 (c) To initiate, prosecute, defend, supervise, direct, compromise or settle any claim, demand, action or proceeding relating to the Trust or this Trust Agreement, and in connection therewith, at the Trustee's discretion, to retain and employ such agents, adjusters and professionals (including professionals affiliated with the Trustee or any retained by any Loomis Affiliate or the Beneficiaries) and to confer upon them such authority as the Trustee may deem expedient to carry out its duties hereunder, and to pay reasonable compensation therefor from the Trust Fund.

                 (d) To perform any and all acts, exercise any and all rights, enter into any and all proceedings, contracts and other instruments (including, but not limited to, the preparation and filing of any and all statements and papers, documents and instruments of any kind and nature with any governmental body having jurisdiction over the Trust or the Contribution Agreement) that are not inconsistent with the provisions of this Trust Agreement and that the Trustee deems necessary and advisable in its opinion for the exercise by the Trustee of all the rights and privileges accorded to it hereunder, for the protection and safekeeping of the Trust Fund and for the administration of the Trust in accordance with the terms of this Trust Agreement and applicable law.


                                 ARTICLE VII.

                            ACCOUNTS OF THE TRUSTEE

          7.01 ACCOUNTS AND INSPECTION. The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person designated by the Beneficiaries. The Trustee shall promptly deliver to such designee any reports on the Trust Fund that are reasonably requested.

          7.02 ACCOUNTING REPORTS. Within a reasonable time period following the Termination Date, and within one hundred twenty (120) days, or such other agreed-upon period, after removal or resignation of the Trustee, the Trustee shall deliver to the

Beneficiaries a certified written report, in a format acceptable to the Beneficiaries, setting forth (i) all investments, receipts and disbursements, and other transactions effected during the period from the date of this Trust Agreement, or from the close of any preceding period covered by such a report to the date of such removal, resignation or termination, (ii) all cash, securities and other property held at the close of such period and the current value thereof, and (iii) such other information as may be required of the Trustee under any applicable law.

          7.03 RIGHT TO JUDICIAL ACCOUNTING. Nothing contained in this Article shall be construed as a limitation upon or prohibition against the Trustee's right to have its accounting judicially settled.

          7.04 PRESERVATION OF BOOKS AND RECORDS. All records and accounts maintained by the Trustee with respect to the Trust shall be preserved for such period as may be required under any applicable law. Upon the expiration of any such required retention period, the Trustee shall have the right to destroy such records and accounts after first notifying the Beneficiaries of its intention and transferring to the Beneficiaries all records and accounts requested. The Trustee shall have the right to preserve all records and accounts in original form, or on microfilm, magnetic tape, or any other similar process.


                                 ARTICLE VIII.

                LIABILITIES AND INDEMNIFICATION OF THE TRUSTEE

          8.01 GENERALLY. The Trustee accepts and undertakes to discharge the trust created by this Trust Agreement upon the terms and conditions hereof. The Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of its own affairs. No provisions of this Trust Agreement shall be construed to relieve the Trustee from liability for its own recklessness or its own intentional or willful and wanton misconduct resulting in private gain, except that:

                 (a) The Trustee shall not be liable for any action taken in good faith in reliance upon the advice of professionals.

                 (b) The Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this

     Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee.

                 (c) The Trustee shall not be liable for any error of judgment made in good faith.

          8.02 REQUIREMENT OF ADEQUATE RESOURCES. Notwithstanding any other provision of this Trust Agreement, and particularly notwithstanding the provisions of Section 6.03, the Trustee shall not be required to take any action with respect to any Asserted Claim or to enter into or maintain any other claim, demand, action or proceeding relating to the Trust, unless the Trustee shall have sufficient funds on hand for that purpose or unless the Trustee shall have been indemnified to its satisfaction against all expenses and liabilities to which it may, in its judgment, be subjected by any such action on its part.

          8.03   RELIANCE BY TRUSTEE.  Except as otherwise provided in Section
7.01:

                 (a) The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

                 (b) The Trustee may consult with legal counsel to be selected by it, and pay the cost of such consultation from the Trust Fund, and the advice or opinion of such counsel shall be full and complete personal protection to the Trustee and agents of the Trust in respect of any action taken or suffered by it in good faith and in reliance on, or in accordance with, such advice or opinion.

          8.04 INDEMNIFICATION OF TRUSTEE. In addition to, and not in limitation of, the provisions of Section 4.04, the Trustee shall be indemnified by and receive reimbursement from the Class II Beneficiary against and from any and all loss, liability, damage or expense that the Trustee may incur or sustain, in good faith and without recklessness or its own intentional or willful and wanton misconduct resulting in personal gain, in the exercise and performance of any of the powers and duties of the Trustee under this Trust Agreement. The Trustee may receive advance payments in connection with indemnification under this Section, provided that prior to receiving any such advance, the Trustee shall first have given a written undertaking to repay any amount advanced to it and to reimburse the Trust in the event it is subsequently determined that it is not entitled to such indemnification. The rights accruing to the Trustee by reason of the foregoing shall not be deemed to exclude any other right to which it may legally be entitled, nor shall anything else contained herein restrict the right of the Trustee to contribution under applicable law.

          8.05 BOND OF TRUSTEE. Neither the Original Trustee nor any successor Trustee shall be obliged to file or furnish any bond or surety for the performance of its duties, unless otherwise ordered by a Court, and if so ordered, all costs and expenses of providing such bond or surety shall be paid or reimbursed from the Trust Fund as an expense of administration.

          8.06 LIABILITY TO THIRD PERSONS. The Beneficiaries shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust Fund or the affairs of the Trust during the Trust Term, and no Trustee or agent of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust Fund or the affairs of this Trust, except for its own recklessness or its own intentional or willful and wanton misconduct resulting in personal gain; and all such persons shall look solely to the Trust Fund for satisfaction of claims of any nature arising in connection with affairs of the Trust.

          8.07 NONLIABILITY OF TRUSTEE FOR ACTS OF PREDECESSORS. Any successor Trustee may accept and rely upon any accounting made by or on behalf of any predecessor Trustee hereunder, and any statement or representation made as to the assets comprising the Trust Fund or as to any other fact bearing upon the prior administration of the Trust. A Trustee shall not be liable for having accepted and relied upon such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. A Trustee or successor Trustee shall not be liable for any act or omission of any predecessor Trustee, nor have a duty to enforce any claims against any predecessor Trustee on account of any such act or omission.

          8.08 NONLIABILITY OF TRUSTEE FOR ACTS OF OTHERS. Nothing contained in this Trust Agreement shall be deemed to be an assumption by the Trustee of any of the liabilities, obligations or duties of any of the other parties hereto, and shall not be deemed to be or contain a covenant or agreement by the Trustee to assume or accept any such liability, obligation or duty.

                                  ARTICLE IX.

                           COMPENSATION OF TRUSTEES

          9.01 TRUSTEE COMPENSATION. Each Trustee shall be entitled to such compensation for services rendered as shall be mutually agreed upon by the Trustee and the Class II Beneficiary prior to such Trustee's accession to office, to be paid in such installments and at such intervals as shall have been specified in such agreement.

          9.02 PRIOR LIEN OF TRUSTEE. The Trustee shall have a prior lien upon the Trust Assets to secure payment of any amounts payable to the Trustee or to employees or agents of the Trust as compensation for services to the Trust or for indemnification pursuant to Section 8.04 above.


                                  ARTICLE X.

                        TRUSTEE AND SUCCESSOR TRUSTEES

          10.01 GENERALLY. The Trustee may be a bank or trust company authorized to act as a corporate fiduciary under the laws of the State of New York. A Trustee that changes its name or reorganizes, reincorporates or merges with or into or consolidates with any other entity shall be deemed to be a continuing entity and shall continue to act as a Trustee hereunder.

          10.02 RESIGNATION. The Trustee may resign as Trustee by delivering a Notice of resignation to the Beneficiaries. Such resignation shall become effective on the date specified in such Notice (which shall not be less than thirty (30) days after delivery of such Notice) or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is later.

          10.03 APPOINTMENT OF SUCCESSOR. In the event of the removal, resignation, bankruptcy or insolvency of the Trustee, a vacancy shall be deemed to exist and a successor shall be appointed by the Beneficiaries.

          10.04 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. The removal, resignation, bankruptcy or insolvency of the Trustee shall not operate to terminate the Trust created by this Agreement or to revoke any existing agency created pursuant to the terms of this Trust Agreement or invalidate any action theretofore taken by the Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to each of the Beneficiaries, and, in case of the Trustee's resignation, to the retiring Trustee. Thereupon such successor shall, without any further act, become vested with all the liabilities, duties, powers, rights, title, discretion and privileges of its predecessor in the Trust with like effect as if originally named Trustee. The retiring Trustee shall duly assign, transfer and deliver to such successor all property and money held by such retiring Trustee hereunder and shall, as reasonably requested by such successor, execute and deliver an instrument or instruments conveying and transferring to such successor upon the trust herein expressed, all the liabilities, duties, powers, rights, title, discretion and privileges of such retiring Trustee.


                                  ARTICLE XI.

                                  AMENDMENTS

          11.01 AMENDMENT AUTHORITY. Whenever necessary to carry out the purpose of the Trust, this Trust Agreement may be amended by the Trustee with the unanimous consent and approval of the Beneficiaries; provided, however,
                                                         --------  -------
that:

                 (a) no such amendment may be made that would have the effect of (i) changing the beneficial interest of the Beneficiaries, or (ii) reducing any responsibility of the Trustee with respect to Indemnity Claims without the consent of Borg-Warner and Loomis Fargo; and

                 (b) no such amendment may be made under any circumstances that would have the effect of (i) extending the Termination Date beyond the date specified in Section 3.02, (ii) authorizing the Trustee to engage in a trade or business, or (iii) expanding the amendment powers of the Trustee under this Article.


                                 ARTICLE XII.

                           MISCELLANEOUS PROVISIONS

          12.01 INTENTION OF PARTIES TO ESTABLISH TRUST. This Trust Agreement is intended to create a trust without transferable certificated beneficial interests (except as permitted by operation of law) and the Trust created hereunder shall be governed and construed in all respects as a trust.

          12.02 INSTRUMENTS OF FURTHER ASSURANCE. The Beneficiaries shall, upon the reasonable request of the Trustee, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purpose of this Trust Agreement.

          12.03 GOVERNING LAW. This Trust Agreement shall be construed and enforced, to the extent possible, according to the internal laws of the State of New York, and all provisions hereof shall be administered according to the laws of said State.

          12.04 SEVERABILITY. In the event any provision of this Trust Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances or in jurisdictions other than those as to or in which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

          12.05 NOTICES. (a) Any Notice or other communication required or permitted to be made in accordance with this Trust Agreement shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if delivered personally, or if delivered during regular business hours by facsimile transmission, telex or other electronic or telegraphic means, or if delivered by a recognized overnight or two-day delivery service or if mailed by first class mail:

          (i)    if to the Trustee, at:

                    Wingate Partners, L.P.
                    750 North St. Paul, Suite 1200
                    Dallas, Texas  75201
                    Attention:  Frederick B. Hegi, Jr.
                    Telecopy No.: (214) 871-8799
                    with a copy to:

                    Weil, Gotshal & Manges LLP
                    100 Crescent Court, Suite 1300
                    Dallas, Texas  75201
                    Attention:  Mary R. Korby
                    Telecopy No.: (214) 746-7777


          (ii)   if to the Class I Beneficiary, at:

                    Loomis, Fargo & Co.
                    16225 Park Ten Place, Suite 600
                    Houston, Texas  77084
                    Attention:  James B. Mattly
                    Telecopy No.: (281) 647-5697

          (iii)  if to the Class II Beneficiary, at:

                    c/o Wingate Partners, L.P.
                    750 N. St. Paul Street
                    Suite 1200
                    Dallas, Texas  75201
                    Attention:  Frederick B. Hegi, Jr.
                    Telecopy No.:  (214) 871-8799

                    with a copy to:

                    Weil, Gotshal & Manges LLP
                    100 Crescent Court, Suite 1300
                    Dallas, Texas  75201
                    Attention:  Mary R. Korby, Esq.
                    Telecopy No.:  (214) 746-7777

          (b) Any entity may change the address at which it is to receive Notices under this Trust Agreement by furnishing written Notice thereof to the Trustee as provided above.

          12.06 COUNTERPARTS. This Trust Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

           [The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers and the Trustee herein has executed this Trust Agreement, as Trustee, effective as of the day and year first above written.


                                             LOOMIS, FARGO & CO.


                                             By: /s/ James K. Jennings, Jr.
                                                 -------------------------------
                                             Name:
                                             Title:


                                             LOOMIS STOCKHOLDERS TRUST


                                             By: /s/ F. B. Hegi, Jr.
                                                 -------------------------------
                                                 Frederick B. Hegi, Jr.,
                                                 Manager


                                             FREDERICK B. HEGI, JR.
                                             Trustee


                                             By: /s/ F. B. Hegi, Jr.
                                                 -------------------------------
                                                 Frederick B. Hegi, Jr.,
                                                 as Trustee and not individually

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